Form 10-Q
Exhibit 10.1

FIFTH AMENDMENT
(METRO PLAZA)
THIS FIFTH AMENDMENT (this "Fifth Amendment") is made and entered into as of October 1, 2018, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").
RECITALS

A.
Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated April 23, 2014 (the "Original Lease"), as previously amended by that certain First Amendment dated March 23, 2015 ("First Amendment"), by that certain Second Amendment dated January 28, 2016 ("Second Amendment"), by that certain Third Amendment dated July 28, 2016 ("Third Amendment"), and by that certain Fourth Amendment dated April 4, 2018 ("Fourth Amendment") (as amended, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing a total of approximately 28,121 rentable square feet (the "Existing Premises") comprised of approximately 9,716 rentable square feet described as Suite No. 280 located on the second (2nd) floor and approximately 18,405 rentable square feet described as Suite No. 300 located on the third (3rd) floor of the building commonly known as 181 Metro Drive located at 181 Metro Drive, San Jose, California 95110 (the "181 Building").

B.
The parties wish to expand the Existing Premises to include a total of approximately 30,531 rentable square feet of additional space comprised of (i) approximately 7,396 rentable square feet described as Suite No. 220 on the second (2nd) floor of the building commonly known as 25 Metro Drive, San Jose, California 95110 (the "25 Building") and shown on Exhibit A attached hereto, and (ii) approximately 23,135 rentable square feet described as the sixth (6th) floor of the 25 Building and shown on Exhibit A attached hereto (collectively, the "First Expansion Space"), on the following terms and conditions.

C.
The parties also wish to expand the Existing Premises to include a total of approximately 49,958 rentable square feet comprised of (i) approximately 24,337 rentable square feet described as the 5th floor of the 25 Building, and (ii) approximately 25,621 rentable square feet described as the 4th floor of the 25 Building, as shown on Exhibit B attached hereto (collectively, the "Second Expansion Space"), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	The First Expansion.

7.1
Effect of the First Expansion. Effective as of the First Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased by the addition of the First Expansion Space (a total of 30,531 rentable square feet), and, from and after the First Expansion Effective Date, the First Expansion Space shall be deemed part of the "Premises" under the Lease, as amended hereby. The term of the Lease for the First Expansion Space (the "First Expansion Space Term") shall commence on the First Expansion Effective Date and, unless extended or sooner terminated in accordance with the Lease, end on May 31, 2024. From and after the First Expansion Effective Date, the First Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the First Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the First Expansion Space.

7.2
First Expansion Effective Date. As used herein, "First Expansion Effective Date" means December 1, 2018. During the period beginning on the date of full execution and delivery of this Fifth Amendment and ending on the date immediately preceding the First Expansion Effective Date, Tenant shall have the right to use and access the First Expansion Space, and, during any such period of use or access, all provisions of the Lease relating to the First Expansion Space shall apply as if the First Expansion Effective Date had occurred and Tenant shall be entitled to construct improvements in and/or to conduct business; provided, however, that during such period

Tenant shall not be required to pay Base Rent or Tenant's Share of Expenses and Taxes for the First Expansion Space.

7.3	Base Rent. With respect to the First Expansion Space during the First Expansion Space Term, the schedule of Base Rent shall be as follows:

Period during First Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
12/1/2018 - 3/31/2019	$40.20	$102,278.85
4/1/2019 - 3/31/2020	$41.41	$105,347.21
4/1/2020 - 3/31/2021	$42.65	$108,507.62
4/1/2021 - 3/31/2022	$43.93	$111,762.84
4/1/2022 - 3/31/2023	$45.25	$115,115.72
4/1/2023 - 3/31/2024	$46.60	$118,569.19
4/1/2024 - 5/31/2024	$48.00	$122,126.26
Notwithstanding the foregoing, Base Rent for the First Expansion Space shall be abated in the amount of $102,278.85 per month for the months of December, 2018 and January, 2019; provided, however, that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured.

7.4	Tenant's Share. With respect to the First Expansion Space during the First Expansion Space Term, Tenant's Share shall be 7.0120%.

7.5
Expenses and Taxes. With respect to the First Expansion Space during the First Expansion Term, Tenant shall pay for Tenant's Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the First Expansion Space during the First Expansion Space Term, the Base Year for Expenses and Taxes shall be 2019.

7.6	Condition of the First Expansion Space.

A.
Configuration and Condition of the First Expansion Space. Tenant acknowledges that it has inspected the First Expansion Space and agrees to accept it in its existing configuration and condition, without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Fifth Amendment

B.
Responsibility for Improvements to the First Expansion Space. Tenant shall be entitled to perform additional improvements in the First Expansion Space, and to receive an allowance from Landlord for such improvements, in accordance with the Work Letter attached to the First Amendment as Exhibit B; provided that (i) the Allowance referenced in Section 1.1 of the Work Letter shall be $55.00 per rentable square foot of the First Expansion Space, (ii) the last sentence of Section 1.1 of the Work Letter shall be revised to the following: "Notwithstanding any contrary provision of this Amendment, if Tenant fails to use a portion of the Allowance by December 31, 2019, then such unused portion of the Allowance shall revert to Landlord and Tenant shall have no further rights with respect thereto", and (iii) the Coordination Fee, referenced in Section 2.3 of the Work Letter shall be 1.5% of the cost of the Tenant Improvement Work. The Tenant Improvement Work payable from the Allowance may be used towards restroom and corridor renovations on the sixth (6th) floor of the 25 Building and any Tenant Improvement Work performed by or on behalf of Tenant in the Second Expansion Space.

7.7
Parking. During the First Expansion Space Term with respect to the First Expansion Space, Tenant shall be entitled to use an additional ninety-two (92) unreserved parking spaces in the Parking Facility in accordance with the terms of the Lease.

2.	The Second Expansion.

7.1
Effect of the Second Expansion. Effective as of the Second Expansion Effective Date (defined in Section 2.2 below), the Premises shall be increased by the addition of the Second Expansion Space (a total of 49,958 rentable square feet), and, from and after the Second Expansion Effective Date, the Second Expansion Space shall be deemed part of the "Premises" under the Lease, as amended hereby. The term of the Lease for the Second Expansion Space (the "Second Expansion Space Term") shall commence on the Second Expansion Effective Date and, unless extended or sooner terminated in accordance with the Lease, end on May 31, 2024. From and after the Second Expansion Effective Date, the Second Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Second Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Second Expansion Space.

7.2
Second Expansion Effective Date. As used herein, "Second Expansion Effective Date" means April 1, 2019. During the period beginning on the date of full execution and delivery of this Fifth Amendment and ending on the date immediately preceding the Second Expansion Effective Date, Tenant shall have the right to use and access the Second Expansion Space, and, during any such period of use or access, all provisions of the Lease relating to the Second Expansion Space shall apply as if the Second Expansion Effective Date had occurred and Tenant shall be entitled to construct improvements in and/or to conduct business; provided, however, that during such period Tenant shall not be required to pay Base Rent or Tenant's Share of Expenses and Taxes for the Second Expansion Space.

7.3	Base Rent. With respect to the Second Expansion Space during the Second Expansion Space Term, the schedule of Base Rent shall be as follows:

Period during Second Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
4/1/2019 - 3/31/2020	$41.41	$172,396.73
4/1/2020 - 3/31/2021	$42.65	$177,568.63
4/1/2021 - 3/31/2022	$43.93	$182,895.69
4/1/2022 - 3/31/2023	$45.25	$188,382.56
4/1/2023 - 3/31/2024	$46.60	$194,034.04
4/1/2024 - 5/31/2024	$48.00	$199,855.06
Notwithstanding the foregoing, Base Rent for the Second Expansion Space shall be abated in the amount of $172,396.73 per month for the months of April and May 2019; provided, however, that if a Default exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured.

7.4	Tenant's Share. With respect to the Second Expansion Space during the Second Expansion Space Term, Tenant's Share shall be 11.4738%.

7.5
Expenses and Taxes. With respect to the Second Expansion Space during the Second Expansion Term, Tenant shall pay for Tenant's Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Second Expansion Space during the Second Expansion Space Term, the Base Year for Expenses and Taxes shall be 2019.

7.6	Condition of the Second Expansion Space.

A.
Configuration and Condition of the Second Expansion Space. Tenant acknowledges that it has inspected the Second Expansion Space and agrees to accept it in its existing configuration and condition, without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Fifth Amendment

B.
Responsibility for Improvements to the Second Expansion Space. Tenant shall be entitled to perform additional improvements in the Second Expansion Space, and to receive an allowance from Landlord for such improvements, in accordance with the Work Letter attached to the First Amendment as Exhibit B; provided that (i) the Allowance referenced in Section 1.1 of the Work Letter shall be $55.00 per rentable square foot of the Second Expansion Space, (ii) the last sentence of Section 1.1 of the Work Letter shall be revised to the following: "Notwithstanding any contrary provision of this Amendment, if Tenant fails to use a portion of the Allowance by December 31, 2019, then such unused portion of the Allowance shall revert to Landlord and Tenant shall have no further rights with respect thereto", and (iii) the Coordination Fee, referenced in Section 2.3 of the Work Letter shall be 1.5% of the cost of the Tenant Improvement Work. The Tenant Improvement Work payable from the Allowance may be used towards restroom and corridor renovations on the fourth (4th) and fifth (5th) floors of the 25 Building.

7.7
Parking. During the Second Expansion Space Term with respect to the Second Expansion Space, Tenant shall be entitled to use an additional one hundred fifty (150) unreserved parking spaces in the Parking Facility in accordance with the terms of the Lease.

3.
Security Deposit/First Month's Rent. Tenant has previously deposited with Landlord $89,495.08 as a Security Deposit under the Lease. Concurrently with Tenant's execution of this Fifth Amendment, Tenant shall deposit with Landlord an additional $321,981.32, for a total security deposit of $411,476.40. Landlord shall continue to hold the Security Deposit, as increased by this Fifth Amendment, in accordance with the terms and conditions of Section 21 of the Original Lease. In addition, concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord Monthly Base Rent for the First Expansion Space for the third month of the First Expansion Space Term in the amount of $102,278.85 and shall pay Monthly Base Rent for the Second Expansion Space for the third month Second Expansion Space Term in the amount of $172,396.73.

4.
Extension Option. Tenant shall retain the right to further extend the term of the Lease for the entire Premises (including the First Expansion Space and the Second Expansion Space) for one (1) additional period of three (3) years under the terms and conditions of Section 6 of the Fourth Amendment.

5.
California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the First Expansion Space and the Second Expansion Space have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code §55.52) and provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the First Expansion Space or the Second Expansion Space, then Tenant shall pay (i) the fee for such inspection, and (ii) the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the First Expansion Space and the Second Expansion Space; provided, that, if Tenant is required to obtain such CASp inspection by applicable Law or to avoid any penalty imposed under applicable Law, then the cost of and obligation of making any repairs necessary to correct violations of construction-related accessibility standards within the First Expansion Space and the Second Expansion Space shall be governed by the provisions of the Lease.

6.
Building-Top Signage. Subject to this Section 6, Tenant may, at Tenant's sole cost and expense, install one (1) building-top sign on an elevation of the 25 Building ("Tenant's Building-Top Signage"). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of Tenant's Building-Top Signage (collectively, the "Signage Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. In addition, the Tenant's Building-Top Signage and all Signage Specifications therefor shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances. Installation of the Building-Top Signage shall not include drilling into the granite exterior panels of the 25 Building. Tenant hereby acknowledges that, notwithstanding Landlord's approval of the Tenant's Building-Top Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for Tenant's Building-Top Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of the Lease, as amended hereby, shall not be affected. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to assist Tenant in applying for the proper permits and approvals. The cost of installation of Tenant's Building-Top Signage, as well as all costs of design and construction of Tenant's Building-Top Signage and all other costs associated with Tenant's Building-Top Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained herein, in the event that at any time Tenant fails to lease at least 82,989 rentable square feet in the 25 Building, Tenant's right to Tenant's Building-Top Signage shall thereupon terminate and Tenant shall remove Tenant's Building-Top Signage as provided in this Section 6 below. The rights to Tenant's Building-Top Signage shall be personal to the originally named Tenant and may not be transferred to any assignee or used by any subtenant of Tenant; provided that the rights to Tenant's Building-Top Signage may be transferred to an assignee of the Original Tenant's interest in the Lease that acquires its interest solely by means of one or more Permitted Transfers originating with the Original Tenant, so long as the name of such assignee is not an "Objectionable Name," as that term is defined below. In addition, should the name of the Original Tenant change, Tenant shall be entitled to modify, at Tenant's sole cost and expense, Tenant's Building-Top Signage to reflect Tenant's new name, but only if Tenant's new name is not an "Objectionable Name." The term "Objectionable Name" shall mean any name that (a) relates to an entity that is of a character or reputation, or is associated with a political orientation or faction that is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building comparable to the Project, or (b) conflicts with any covenants in other leases of space in the Project. Should Tenant's Building-Top Signage require maintenance or repairs as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord (or such longer period as may be reasonably required so long as Tenant is diligently pursuing such repairs) at Tenant's sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the reasonable cost of such work. Upon the expiration or earlier termination of the Lease (or the termination of Tenant's Building-Top Signage right as described above), Tenant shall, at Tenant's sole cost and expense, cause Tenant's Building-Top Signage to be removed from the exterior of the 25 Building and repair any damage caused by such removal. If Tenant fails to remove Tenant's Building-Top Signage and to restore the exterior of the 25 Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of the Lease (or the termination of Tenant's right to Tenant's Building-Top Signage as provided above), then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of the Lease.

7.	Miscellaneous.

7.1
This Fifth Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Fifth Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Fifth Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Fifth Amendment.

7.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.3	In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.

7.4
Submission of this Fifth Amendment by Landlord is not an offer to enter into this Fifth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fifth Amendment until Landlord has executed and delivered it to Tenant.

7.5	Capitalized terms used but not defined in this Fifth Amendment shall have the meanings given in the Lease.

7.6
Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, other than Savills Studley, claiming to have represented Tenant in connection with this Fifth Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Fifth Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Fifth Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

7.7
Landlord represents and warrants to Tenant that no Security Agreement which is secured by the 25 Building exists on the date hereof. Tenant acknowledges and agrees that Landlord leases the land underlying the Project pursuant to a ground lease (the "Ground Lease") under which Landlord currently is the lessee and the lessor. Landlord and Tenant agree that in the event of any merger of the ground leasehold interest with fee ownership of the Premises or other termination of the Ground Lease relating to the Premises, the Lease (as amended) shall not be terminated or destroyed by the application of the doctrine of merger and the Lease (as amended) shall continue in full force and effect notwithstanding any such merger or other termination.

7.8
This Fifth Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Fifth Amendment may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts when taken together, shall constitute the entire single agreement between the parties. This Fifth Amendment may be executed by a party's signature transmitted by portable document format ("pdf") or email or by a party's electronic signature (collectively, "pdf Signatures"), and copies of this Fifth Amendment executed and delivered by electronic means or originals of this Fifth Amendment executed by pdf Signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon emailed or pdf Signatures as if such signatures were original wet signatures. Any party executing and delivering this Fifth Amendment by pdf or email shall promptly thereafter deliver a counterpart signature page of this Fifth Amendment containing said party's original signature. All parties hereto agree that a pdf or emailed signature page or a pdf Signature may be introduced into evidence in any proceeding arising out of or related to this Fifth Amendment as if it were an original wet signature page.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fifth Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO PLAZA, LLC,
a Delaware limited liability company
By:Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member
By:Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner
By: /s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Chief Operating Officer,
Chief Financial Officer & Treasurer

TENANT:
NUTANIX, INC., a Delaware corporation, By: /s/ Kenneth Long Name: Kenneth Long Title: VP, Corporate Controller and Chief Accounting Officer

EXHIBIT A
First Expansion Space

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EXHIBIT B
Second Expansion Space

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